Exhibit 99.1

PRESS RELEASE

INVESTOR CONTACT:

Lisa L. Ewbank

Synopsys, Inc.

650-584-1901

Synopsys-ir@synopsys.com

EDITORIAL CONTACT:

Simone Souza

Synopsys, Inc.

650-584-6454

simone@synopsys.com

Synopsys Posts Financial Results for First Quarter Fiscal Year 2022

Q1 FY 2022 Financial Highlights

•	Revenue: $1.270 billion

•	GAAP earnings per diluted share: $1.99

•	Non-GAAP earnings per diluted share: $2.40

MOUNTAIN VIEW, Calif. – Feb. 16, 2022 – Synopsys, Inc. (Nasdaq: SNPS) today reported results for its first quarter fiscal year 2022. Revenue for the first quarter of fiscal year 2022 was $1.270 billion, compared to $970.3 million for the first quarter of fiscal year 2021.

“Synopsys began fiscal year 2022 with excellent momentum, supported by strength across all product groups and geographies. We delivered financial results at or above guidance targets, returned $250 million to shareholders through stock repurchases, and are raising our outlook for the year,” said Aart de Geus, chairman and co-CEO of Synopsys. “Our markets are strong, as companies across vertical segments intensify their investments to benefit from increased complexity in critical chips, system design, and immense amounts of software. Synopsys is at the heart of this wave of advanced technology. Our unique, game-changing innovations are driving excellent technical benefits for our customers and outstanding business results.”

GAAP Results

On a generally accepted accounting principles (GAAP) basis, net income for the first quarter of fiscal year 2022 was $313.7 million, or $1.99 per diluted share, compared to $162.3 million, or $1.03 per diluted share, for the first quarter of fiscal year 2021.

Non-GAAP Results

On a non-GAAP basis, net income for the first quarter of fiscal year 2022 was $376.9 million, or $2.40 per diluted share, compared to non-GAAP net income of $239.5 million, or $1.52 per diluted share, for the first quarter of fiscal year 2021.

For a reconciliation between GAAP and non-GAAP results, see “GAAP to Non-GAAP Reconciliation” in the accompanying tables below.

Business Segments

Synopsys reports revenue and operating income in two segments: (1) Semiconductor & System Design, which includes EDA tools, IP products, system integration solutions and other associated revenue categories, and (2) Software Integrity, which includes a comprehensive solution for building integrity—security, quality and compliance testing—into the customers’ software development lifecycle and supply chain. Further information regarding these segments is provided at the end of this press release.

Financial Targets

Synopsys also provided its consolidated financial targets for the second quarter and full fiscal year 2022. These financial targets assume that there are no further changes to the current U.S. government “Entity List” restrictions. These targets constitute forward-looking statements and are based on current expectations. For a discussion of factors that could cause actual results to differ materially from these targets, see “Forward-Looking Statements” below.

Second Quarter and Fiscal Year 2022 Financial Targets

(in millions except per share amounts)

	Range for Three Months		Range for Fiscal Year
	April 30, 2022		October 31, 2022
	Low	High	Low	High
Revenue	$1,240	$1,270	$4,775	$4,825
GAAP Expenses	$931	$951	$3,809	$3,856
Non-GAAP Expenses	$800	$810	$3,255	$3,285
Other Income (Expense)	$—	$2	$(8)	$(4)
Annual non-GAAP Tax Rate	18%	18%	18%	18%
Outstanding Shares (fully diluted)	156	159	157	160
GAAP EPS	$1.67	$1.78	$5.53	$5.72
Non-GAAP EPS	$2.35	$2.40	$7.85	$7.92
Operating Cash Flow			$1,450	$1,500

Earnings Call Open to Investors

Synopsys will hold a conference call for financial analysts and investors today at 2:00 p.m. Pacific Time. A live webcast of the call will be available on Synopsys’ corporate website at www.synopsys.com. A recording of the call will be available by calling +1-866-207-1041 (+1-402-970-0847 for international callers), access code 6376313, beginning at 5:45 p.m. Pacific Time today, until 11:59 p.m. Pacific Time on February 23, 2022. A webcast replay will also be available on the corporate website from approximately 5:30 p.m. Pacific Time today through the time Synopsys announces its results for the second quarter of fiscal year 2022 in May 2022. Synopsys will post copies of the prepared remarks of Aart de Geus, chairman and co-chief executive officer, and Trac Pham, chief financial officer, on its website following today’s call. In addition, Synopsys makes additional information available in a financial supplement and corporate overview presentation, also posted on the corporate website.

Effectiveness of Information

The targets included in this press release, the statements made during the earnings conference call and the information contained in the financial supplement and corporate overview presentation (available in the Investor Relations section of Synopsys’ corporate website at www.synopsys.com) represent Synopsys’ expectations and beliefs as of the date of this release only. Although this press release, copies of the prepared remarks of the co-chief executive officer and chief financial officer made during the call, the financial supplement, and the corporate overview presentation will remain available on Synopsys’ website through the date of the second quarter of fiscal year 2022 earnings call in May 2022, their continued availability through such date does not mean that Synopsys is reaffirming or confirming their continued validity. Synopsys does not currently intend to report on its progress during the second quarter of fiscal year 2022 or comment to analysts or investors on, or otherwise update, the targets given in this release.

Availability of Final Financial Statements

Synopsys will include final financial statements for the first quarter fiscal year 2022 in its quarterly report on Form 10-Q to be filed by March 10, 2022.

About Synopsys

Synopsys, Inc. (Nasdaq: SNPS) is the Silicon to Software™ partner for innovative companies developing the electronic products and software applications we rely on every day. As an S&P 500 company, Synopsys has a long history of being a global leader in electronic design automation (EDA) and semiconductor IP and offers the industry’s broadest portfolio of application security testing tools and services. Whether you’re a system-on-chip (SoC) designer creating advanced semiconductors, or a software developer writing more secure, high-quality code, Synopsys has the solutions needed to deliver innovative products. Learn more at www.synopsys.com.

GAAP to Non-GAAP Reconciliation

Synopsys continues to provide all information required in accordance with GAAP, but acknowledges evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, Synopsys presents non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Synopsys’ operating results in a manner that focuses on what Synopsys believes to be its core business operations and what Synopsys uses to evaluate its business operations and for internal planning and forecasting purposes. Synopsys’ management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, superior to, or as a substitute for, financial information prepared in accordance with GAAP. Synopsys’ management believes it is useful for itself and investors to review, as applicable, both GAAP financial measures that include: (i) the amortization of acquired intangible assets, (ii) the impact of stock compensation, (iii) acquisition-related costs, (iv) restructuring charges, (v) the effects of certain settlements, final judgments and loss contingencies related to legal proceedings, and (vi) the income tax effect of non-GAAP pre-tax adjustments; and the non-GAAP financial measures that exclude such information in order to assess the performance of Synopsys’ business and for planning and forecasting in subsequent periods.

Synopsys adopted a three-year normalized non-GAAP tax rate of 16% for fiscal year 2019 through 2021 in calculating non-GAAP financial measures to provide better consistency across interim reporting periods by eliminating the effects of non-recurring and period-specific items, which can vary in size and frequency and not necessarily reflect our normal operations, and to more clearly align our tax rate with our expected geographic earnings mix.

Given the uncertainty surrounding corporate tax reform, Synopsys adopted an annual non-GAAP tax rate of 18% for fiscal year 2022 rather than a three-year normalized non-GAAP tax rate in calculating its non-GAAP financial measures. This annual non-GAAP tax rate is based on an evaluation of its historical and projected mix of U.S. and international profit before tax, taking into account the impact of non-GAAP adjustments, as well as other factors such as its current tax structure, existing tax positions and expected recurring tax incentives. Synopsys re-evaluates this rate on an annual basis for any significant events that could materially affect its projections, such as significant changes in its geographic earnings mix or significant tax law changes in major jurisdictions where Synopsys operates, and further consider the appropriateness of adopting a multi-year normalized non-GAAP tax rate.

Whenever Synopsys uses a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed below, as well as Item 2.02 of the Current Report on Form 8-K filed on February 16, 2022 for additional information about the measures Synopsys uses to evaluate its core business operations.

Reconciliation of First Quarter Fiscal Year 2022 Results

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP net income and earnings per diluted share for the periods indicated below.

GAAP to Non-GAAP Reconciliation of First Quarter Fiscal Year 2022 Results (1)

(unaudited and in thousands, except per share amounts)

	Three Months Ended
	January 31,
	2022	2021
GAAP net income	$313,687	$162,345
Adjustments:
Amortization of intangible assets	22,360	20,276
Stock compensation	95,771	83,782
Acquisition-related costs	2,077	3,548
Restructuring charges	11,746	—
Tax adjustments	(68,753)	(30,478)

Non-GAAP net income	$376,888	$239,473

	Three Months Ended
	January 31,
	2022	2021
GAAP diluted net income per share	$1.99	$1.03
Adjustments:
Amortization of intangible assets	0.14	0.13
Stock compensation	0.61	0.53
Acquisition-related costs	0.01	0.02
Restructuring charges	0.08	—
Tax adjustments	(0.43)	(0.19)

Non-GAAP diluted net income per share	$2.40	$1.52

Shares used in computing diluted net income per share amounts:	157,273	157,277

(1)	Synopsys’ first quarter of fiscal year 2022 and 2021 ended on January 29, 2022 and January 30, 2021, respectively. For presentation purposes, we refer to the closest calendar month end.

Reconciliation of 2022 Targets

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP targets for the periods indicated below.

GAAP to Non-GAAP Reconciliation of Second Quarter Fiscal Year 2022 Targets (1)

(in thousands, except per share amounts)

	Range for Three Months
	April 30, 2022
	Low	High
Target GAAP expenses	$931,000	$951,000
Adjustments:
Amortization of intangible assets	(20,000)	(23,000)
Stock compensation	(111,000)	(118,000)

Target non-GAAP expenses	$800,000	$810,000

	Range for Three Months
	April 30, 2022
	Low	High
Target GAAP earnings per diluted share	$1.67	$1.78
Adjustments:
Amortization of intangible assets	0.15	0.13
Stock compensation	0.75	0.70
Tax adjustments	(0.22)	(0.21)

Target non-GAAP earnings per diluted share	$2.35	$2.40

Shares used in non-GAAP calculation (midpoint of target range)	157,500	157,500

GAAP to Non-GAAP Reconciliation of Full Fiscal Year 2022 Targets (1)

(in thousands, except per share amounts)

	Range for Fiscal Year
	October 31, 2022
	Low	High
Target GAAP expenses	$3,808,823	$3,855,823
Adjustments:
Amortization of intangible assets	(80,000)	(85,000)
Stock compensation	(460,000)	(472,000)
Acquisition-related costs	(2,077)	(2,077)
Restructuring charges	(11,746)	(11,746)

Target non-GAAP expenses	$3,255,000	$3,285,000

	Range for Fiscal Year
	October 31, 2022
	Low	High
Target GAAP earnings per diluted share	$5.53	$5.72
Adjustments:
Amortization of intangible assets	0.54	0.50
Stock compensation	2.98	2.90
Acquisition-related costs	0.01	0.01
Restructuring charges	0.07	0.07
Tax adjustments	(1.28)	(1.28)

Target non-GAAP earnings per diluted share	$7.85	$7.92

Shares used in non-GAAP calculation (midpoint of target range)	158,500	158,500

(1)	Synopsys’ second fiscal quarter and fiscal year will end on April 30, 2022 and October 29, 2022, respectively. For presentation purposes, we refer to the closest calendar month end.

Forward-Looking Statements

This press release contains forward-looking statements including, but not limited to, statements regarding Synopsys’ short-term and long-term financial targets, expectations and objectives; business outlook, opportunities and strategies; customer demand and market expansion; strategies related to our products and technology; our planned product releases and capabilities; industry growth rates; software trends; planned acquisitions and buybacks; our expected tax rate; the expected impact of U.S. and foreign government action on our financial results; and the continued impact and duration of the COVID-19 pandemic. These statements involve risks, uncertainties and other factors that could cause our actual results, time frames or achievements to differ materially from those expressed or implied in our forward-looking statements. Such risks, uncertainties and factors include, but are not limited to: risks from the continued impact of the COVID-19 pandemic on the global economy and on our business, operations and financial condition; macroeconomic conditions and uncertainty in the global economy; uncertainty in the growth of the semiconductor and electronics industries; the highly competitive industry we operate in; consolidation among our customers and our dependence on a relatively small number of large customers; risks and compliance obligations relating to the global nature of our operations as well as actions by the U.S. or foreign governments, such as the imposition of additional tariffs or export restrictions; and more. Additional information on potential risks, uncertainties and other factors that could affect Synopsys’ results is included in filings it makes with the Securities and Exchange Commission from time to time, including in the sections entitled “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended October 31, 2021 and in its latest Quarterly Report on Form 10-Q. The information provided herein is as of February 16, 2022. Synopsys undertakes no duty, and does not intend to update any forward-looking statement, whether as a result of new information, future events or otherwise, unless required by law.

SYNOPSYS, INC.

Unaudited Condensed Consolidated Statements of Income (1)

(in thousands, except per share amounts)

	Three Months Ended January 31,
	2022	2021
Revenue:
Time-based products	$707,483	$631,290
Upfront products	368,274	174,381
Maintenance and service	194,498	164,650

Total revenue	1,270,255	970,321
Cost of revenue:
Products	165,399	127,347
Maintenance and service	78,225	68,766
Amortization of intangible assets	13,360	11,886

Total cost of revenue	256,984	207,999

Gross margin	1,013,271	762,322
Operating expenses:
Research and development	383,971	357,468
Sales and marketing	180,510	170,628
General and administrative	81,008	77,488
Amortization of intangible assets	9,000	8,390
Restructuring charges	11,746	—

Total operating expenses	666,235	613,974

Operating income	347,036	148,348
Other income (expense), net	(19,793)	28,756

Income before income taxes	327,243	177,104
Provision for income taxes	13,902	15,076

Net income	313,341	162,028
Net income (loss) attributed to non-controlling interest	(346)	(317)

Net income attributed to Synopsys	$313,687	$162,345

Net income per share:
Basic	$2.05	$1.06
Diluted	$1.99	$1.03
Shares used in computing per share amounts:
Basic	153,218	152,498

Diluted	157,273	157,277

(1)	Synopsys’ first quarter of fiscal year 2022 and 2021 ended on January 29, 2022 and January 30, 2021, respectively. For presentation purposes, we refer to the closest calendar month end.

SYNOPSYS, INC.

Unaudited Condensed Consolidated Balance Sheets (1)

(in thousands, except par value amounts)

	January 31, 2022	October 31, 2021
ASSETS:
Current assets:
Cash and cash equivalents	$1,124,299	$1,432,840
Short-term investments	147,748	147,949

Total cash, cash equivalents & short-term investments	1,272,047	1,580,789
Accounts receivable, net	1,038,749	568,501
Inventories, net	212,919	229,023
Prepaid and other current assets	423,782	430,028

Total current assets	2,947,497	2,808,341
Property and equipment, net	477,521	472,398
Operating lease right-of-use assets, net	481,526	493,251
Goodwill	3,592,788	3,575,785
Intangible assets, net	260,810	279,132
Deferred income taxes	628,879	612,655
Other long-term assets	512,325	510,698

Total assets	$8,901,346	$8,752,260

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$540,733	$741,191
Operating lease liabilities, current	78,748	79,678
Deferred revenue	1,852,175	1,517,623
Short-term debt	—	74,992

Total current liabilities	2,471,656	2,413,484
Operating lease liabilities, non-current	477,487	487,003
Long-term deferred revenue	157,465	136,303
Long-term debt	24,370	25,094
Other long-term liabilities	380,135	391,433

Total liabilities	3,511,113	3,453,317
Stockholders’ equity:
Preferred stock, $0.01 par value: 2,000 shares authorized; none outstanding	—	—
Common stock, $0.01 par value: 400,000 shares authorized; 153,256 and 153,062 shares outstanding, respectively	1,533	1,531
Capital in excess of par value	1,430,226	1,576,363
Retained earnings	4,863,400	4,549,713
Treasury stock, at cost: 4,005 and 4,198 shares, respectively	(856,929)	(782,866)
Accumulated other comprehensive income (loss)	(51,457)	(49,604)

Total Synopsys stockholders’ equity	5,386,773	5,295,137
Non-controlling interest	3,460	3,806

Total stockholders’ equity	5,390,233	5,298,943

Total liabilities and stockholders’ equity	$8,901,346	$8,752,260

(1)

Synopsys’ first quarter of fiscal year 2022 ended on January 29, 2022 and its fiscal year 2021 ended on October 30, 2021, respectively. For presentation purposes, we refer to the closest calendar month end.

SYNOPSYS, INC.

Unaudited Condensed Consolidated Statements of Cash Flows (1)

(in thousands)

	Three Months Ended
	January 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income attributed to Synopsys	$313,687	$162,345
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	61,685	50,628
Reduction of operating lease right-of-use assets	21,010	20,974
Amortization of capitalized costs to obtain revenue contracts	16,737	15,008
Stock-based compensation	95,771	83,782
Allowance for credit losses	5,278	7,477
Deferred income taxes	(11,952)	(20,222)
Other non-cash	4,486	(3,359)
Net changes in operating assets and liabilities, net of acquired assets and liabilities:
Accounts receivable	(466,684)	(14,910)
Inventories	9,155	(37,764)
Prepaid and other current assets	(303)	(12,289)
Other long-term assets	(11,969)	(50,385)
Accounts payable and accrued liabilities	(223,223)	(171,137)
Operating lease liabilities	(19,477)	(20,707)
Income taxes	6,555	12,226
Deferred revenue	354,988	152,291

Net cash provided by operating activities	155,744	173,958
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales and maturities of short-term investments	16,437	—
Purchases of short-term investments	(17,210)	—
Proceeds from sales of long-term investments	582	—
Purchases of long-term investments	(5,000)	—
Purchases of property and equipment	(41,751)	(27,779)
Cash paid for acquisitions, net of cash acquired	(19,989)	(74,670)
Capitalization of software development costs	(494)	(1,011)
Other	(600)	—

Net cash used in investing activities	(68,025)	(103,460)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of debt	(75,938)	(5,694)
Issuances of common stock	30,835	15,092
Payments for taxes related to net share settlement of equity awards	(96,785)	(49,591)
Purchase of equity forward contract	(40,000)	(50,000)
Purchases of treasury stock	(210,000)	(202,871)
Other	(2,709)	—

Net cash used in financing activities	(394,597)	(293,064)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1,720)	10,001

Net change in cash, cash equivalents and restricted cash	(308,598)	(212,565)
Cash, cash equivalents and restricted cash, beginning of year	1,435,183	1,237,970

Cash, cash equivalents and restricted cash, end of period	$1,126,585	$1,025,405

(1)	Synopsys’ first quarter of fiscal year 2022 and 2021 ended on January 29, 2022 and January 30, 2021, respectively. For presentation purposes, we refer to the closest calendar month end.

SYNOPSYS, INC.

Business Segment Reporting (1)

(in millions)

	Three Months	Three Months
	Ended	Ended
	January 31, 2022 (3)	January 31, 2021 (3)
Revenue by segment
- Semiconductor & System Design	$1,162.7	$878.3
% of Total	91.5%	90.5%
- Software Integrity	$107.6	$92.0
% of Total	8.5%	9.5%
Total segment revenue	$1,270.3	$970.3
Adjusted operating income by segment
- Semiconductor & System Design	$447.4	$278.9
- Software Integrity	$12.0	$7.9
Total adjusted segment operating income	$459.4	$286.8
Adjusted operating margin by segment
- Semiconductor & System Design	38.5%	31.8%
- Software Integrity	11.2%	8.6%
Total adjusted segment operating margin	36.2%	29.6%

Total Adjusted Segment Operating Income Reconciliation (1)(2)

(in millions)

	Three Months	Three Months
	Ended	Ended
	January 31, 2022 (3)	January 31, 2021 (3)
GAAP total operating income – as reported	$347.0	$148.3
Other expenses managed at consolidated level
-Amortization of intangible assets	22.4	20.3
-Stock compensation	95.8	83.8
-Non-qualified deferred compensation plan	(19.6)	30.9
-Acquisition-related costs	2.1	3.5
-Restructuring charges	11.7	—

Total adjusted segment operating income	$459.4	$286.8

(1)	Synopsys manages the business on a long-term, annual basis, and considers quarterly fluctuations of revenue and profitability as normal elements of our business. Amounts may not foot due to rounding.
(2)

These segment results are consistent with the information required by ASC 280, Segment Reporting. They are presented to reflect the information that is considered by Synopsys’ chief operating decision makers (CODMs) to evaluate the operating performance of its segments. The CODMs do not allocate certain operating expenses managed at a consolidated level to our reportable segments, and as a result, the reported operating income and operating margin do not include these unallocated expenses as shown in the table above. Amounts may not foot due to rounding.

(3)	Synopsys’ first quarter of fiscal year 2022 and 2021 ended on January 29, 2022 and January 30, 2021, respectively. For presentation purposes, we refer to the closest calendar month end.